Exhibit 99.1
Doma Makes Significant Progress in Finalizing a Scalable and Mission-Driven Go-Forward Strategy; Management Remains Focused on Achieving Adjusted EBITDA Profitability by End-of-Year

First Quarter 2023 Business Highlights(1):
•Total revenue of $74 million, down (23)% versus Q4 2022
•Retained premiums and fees of $25 million, down (29)% versus Q4 2022
•Gross profit of $1 million, down (85)% versus Q4 2022
•Adjusted gross profit of $4 million, down (68)% versus Q4 2022
•Purchase closed orders down (25)% versus Q4 2022, Refinance closed orders down (60)% versus Q4 2022, and Total closed orders down (40)% versus Q4 2022
SAN FRANCISCO--(Business Wire)--May 9, 2023--Doma Holdings, Inc. (NYSE: DOMA) (“Doma” or the “Company”), a leading force for disruptive change in the real estate industry, today reported quarterly financial results and key operating data for the three months ended March 31, 2023(2). Doma has made significant progress in the first quarter of 2023 towards finalizing a scalable and mission-driven strategy for the business focused on the more efficient and profitable deployment of its proven instant underwriting technology, with the end goal of making homeownership more affordable. Despite a continually challenging macro environment, Doma remains focused on reaching adjusted EBITDA profitability in 2023.

Over the past several months, Doma has conducted a comprehensive review of its business to evaluate the optimal organizational structure to successfully deliver on the Company's mission and to maximize shareholder value. Doma is now finalizing a singular transformative core strategy for the business that will be primarily focused on the distribution of its instant underwriting technology by external partners. The company has made solid progress towards finalizing potential partnerships to deploy its instant underwriting capabilities with some of the largest participants in the national mortgage origination market with the end goal of bringing down title and closing costs for consumers. Doma believes its instant underwriting technology is the Company's core value proposition and the key to modernizing the greater than $29 billion title insurance market. Since its launch in 2017, Doma's patented decision engine has successfully underwritten over 85,000 loans for some of the largest national mortgage lenders in the country.

Doma feels confident that its new strategy will grow its market share, improve its profitability margin, and will best fulfill the Company’s founding mission to make homeownership more affordable for all. As Doma strengthens its focus on its underwriting and technology business, the Company is identifying areas of the business that are considered non-core. As it relates to the Local division, Doma has previously communicated that it has been moving aggressively to close unprofitable branches to refocus efforts on more profitable opportunities, leading to the closure of an additional 13% of the Company's total branch footprint in the first quarter. Doma’s Local leadership team also finalized and implemented a strategic plan during the first quarter to ensure that the Local division will accelerate the company’s path to profitability for the remainder of the year.

“We see the home affordability crisis becoming more severe nation-wide, and as we've been finalizing the path forward for Doma, it was crystal clear that mitigating affordability concerns needed to be front and center," said Max Simkoff, CEO of Doma. “When nearly 73% of US households cannot afford the average US home, there is clearly work to be done across the industry. Via our new go-forward strategy, we will not only ensure that Doma is positioned for long term success, but secure our role in making homeownership both more affordable and more attainable. We look forward to providing more details with regard to our plans in the near future.”

Doma’s first quarter decline in adjusted Gross Profit and adjusted EBITDA compared to the prior quarter primarily resulted from the delayed full effect of the expense reduction measures implemented in the fourth quarter of 2022, which are not expected to fully materialize until the second quarter of this year. Additionally, the Company had a
(1) Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(2) Doma completed its business combination with Capitol Investment Corp. V ("Capitol") on July 28, 2021. The financial results and key operating data included in this first quarter release include operating results of Doma prior to completion of the business combination and operating results of the combined company subsequent to completion of the business combination.

number of one-time employee benefit-related reductions and favorable reserve development in the fourth quarter of 2022, which did not repeat in the first quarter. This, combined with seasonal softness and continued challenging macro pressures, drove the quarter-over-quarter decline. Doma anticipates improvements in adjusted EBITDA for the remainder of the year as it continues marching toward profitability as efficiently and effectively as possible.

“Looking ahead, we expect our retained premiums & fees to benefit from the tailwinds from the opened order momentum we’ve been experiencing due to both seasonality and rates that have declined since peaking in February and March," said Mike Smith, CFO of Doma. "Additionally, we anticipate similar tailwinds to benefit our adjusted EBITDA performance as we continue to realize the benefits of the cost cutting actions that we took in the second half of 2022. We are working diligently towards reaching adjusted EBITDA profitability by the end of the year. We expect that our new strategy will boost our profitability efforts and we will continue benefiting from the health of our Underwriting division. We look forward to providing updates on our progress next quarter.”

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less premiums retained by third-party agents. Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, and further adjusted to exclude the impact of stock-based compensation, severance and interim salary costs, goodwill impairment, long-lived asset impairment, the change in fair value of warrant and sponsor covered shares liabilities, and accelerated contract expense. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Conference Call Information
Doma will host a conference call at 5:00 PM Eastern Time on Tuesday, May 9, to present its first quarter 2023 financial results.
Dial-in Details: To access the call by phone, please go to this link (https://register.vevent.com/register/BI99e1e85507b041cf8f93aeb5c50ab4f1), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.
About Doma Holdings, Inc.
Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.

Forward-Looking Statements Legend
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.
These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the “SEC”).
If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact: Matt Thunander | Head of Investor Relations for Doma | ir@doma.com
SOURCE Doma Holdings, Inc.

Key Operating and Financial Indicators

	Three Months Ended March 31,
	2023	2022
	(Unaudited - in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	9,940	35,192
Closed orders	6,280	27,347

GAAP financial data:
Revenue (1)	$74,368	$112,207
Gross profit (2)	$1,396	$7,134
Net loss (3)	$(42,123)	$(50,026)
Non-GAAP financial data (4):
Retained premiums and fees	$25,184	$51,605
Adjusted gross profit	$4,471	$10,370
Ratio of adjusted gross profit to retained premiums and fees	18%	20%
Adjusted EBITDA	$(21,591)	$(44,905)

_________________
(1)Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income.
(2)Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.
(3)Net loss is made up of the components of revenue and expenses.
(4)Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures
Retained premiums and fees
The following table reconciles our retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2023	2022
	(Unaudited - in thousands)
Revenue	$74,368	$112,207
Minus:
Premiums retained by third-party agents	49,184	60,602
Retained premiums and fees	$25,184	$51,605
Minus:
Direct labor	12,937	27,798
Provision for claims	3,959	4,611
Depreciation and amortization	3,075	3,236
Other direct costs (1)	3,817	8,826
Gross Profit	$1,396	$7,134
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit
The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2023	2022
	(Unaudited - in thousands)
Gross Profit	$1,396	$7,134
Adjusted for:
Depreciation and amortization	3,075	3,236
Adjusted Gross Profit	$4,471	$10,370
Adjusted EBITDA
The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2023	2022
	(Unaudited - in thousands)
Net loss (GAAP)	$(42,123)	$(50,026)
Adjusted for:
Depreciation and amortization	3,075	3,236
Interest expense	4,989	4,207
Income taxes	185	185
EBITDA	$(33,874)	$(42,398)
Adjusted for:
Stock-based compensation	5,697	11,393
Severance and interim salary costs	6,420	—
Long-lived asset impairment	181	—
Change in fair value of Warrant and Sponsor Covered shares liabilities	(15)	(13,900)
Adjusted EBITDA	$(21,591)	$(44,905)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended March 31,
	2023	2022
	(Unaudited - in thousands)
Adjusted Gross Profit	$4,471	$10,370
Minus:
Customer acquisition costs	5,024	15,925
Other indirect costs (1)	21,038	39,350
Adjusted EBITDA	$(21,591)	$(44,905)
__________________
(1)Includes corporate support, research and development, and other operating costs.

Doma Holdings, Inc.
Consolidated Statements of Operations

	Three Months Ended March 31,
(Unaudited - in thousands, except share and per share information)	2023	2022
Revenues:
Net premiums written (1)	$66,770	$95,666
Escrow, other title-related fees and other	6,598	16,113
Investment, dividend and other income	1,000	428
Total revenues	$74,368	$112,207

Expenses:
Premiums retained by Third-Party Agents (2)	$49,184	$60,602
Title examination expense	2,000	5,981
Provision for claims	3,959	4,611
Personnel costs	40,569	77,793
Other operating expenses	15,439	22,754
Long-lived asset impairment	181	—
Total operating expenses	$111,332	$171,741

Loss from operations	$(36,964)	$(59,534)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	15	13,900
Interest expense	(4,989)	(4,207)
Loss before income taxes	$(41,938)	$(49,841)

Income tax expense	(185)	(185)
Net loss	$(42,123)	$(50,026)

Earnings per share:
Net loss per share attributable to stockholders - basic and diluted	$(0.13)	$(0.15)
Weighted average shares outstanding common stock - basic and diluted	329,894,708	323,890,562
__________________
(1)Net premiums written includes revenues from a related party of $30.0 million and $27.7 million during the three months ended March 31, 2023 and 2022, respectively.
(2)Premiums retained by Third-Party Agents includes expenses associated with a related party of $24.1 million and $22.5 million during the three months ended March 31, 2023 and 2022, respectively.

Doma Holdings, Inc.
Consolidated Balance Sheets

(Unaudited - in thousands, except share information)	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$81,330	$78,450
Restricted cash	2,888	2,933
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $298 at March 31, 2023 and $440 at December 31, 2022)	61,841	90,328
Available-for-sale debt securities, at fair value (amortized cost $59,395 at March 31, 2023 and $59,191 at December 31, 2022)	58,792	58,254
Mortgage loans	47	297
Total investments	$120,680	$148,879
Receivables (net of allowance for credit losses of $1,463 at March 31, 2023 and $1,488 at December 31, 2022)	9,458	21,292
Prepaid expenses, deposits and other assets	6,943	8,124
Lease right-of-use assets	17,697	18,634
Fixed assets (net of accumulated depreciation of $26,622 at March 31, 2023 and $24,532 at December 31, 2022)	38,410	39,383
Title plants	14,533	14,533
Goodwill	46,280	46,280
Total assets	$338,219	$378,508

Liabilities and stockholders’ equity
Accounts payable	$2,916	$2,909
Accrued expenses and other liabilities	23,099	28,892
Lease liabilities	26,043	27,489
Senior secured credit agreement, net of debt issuance costs and original issue discount	158,211	154,790
Liability for loss and loss adjustment expenses	81,517	82,070
Warrant liabilities	347	347
Sponsor Covered Shares liability	204	219
Total liabilities	$292,337	$296,716

Stockholders’ equity:
Common stock, 0.0001 par value; 2,000,000,000 shares authorized at March 31, 2023; 330,484,417 and 329,147,979 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	33	33
Additional paid-in capital	583,362	577,483
Accumulated deficit	(536,910)	(494,787)
Accumulated other comprehensive income	(603)	(937)
Total stockholders’ equity	$45,882	$81,792
Total liabilities and stockholders’ equity	$338,219	$378,508

Quarterly Results of Operations and Other Data
The following tables set forth our selected unaudited quarterly consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.
Consolidated Statements of Operations

	Three Months Ended
(Unaudited - in thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Revenues:
Net premiums written	$107,992	$109,271	$141,491	$116,598	$95,666	$108,926	$94,488	$86,173	$66,770
Escrow, other title-related fees and other	18,575	20,065	20,452	20,493	16,113	14,366	12,627	8,902	6,598
Investment, dividend and other income	1,229	650	639	588	428	452	741	1,299	1,000
Total revenues	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856	$96,374	$74,368

Expenses:
Premiums retained by Third-Party Agents	$70,338	$65,181	$91,596	$71,330	$60,602	$74,638	$65,141	$61,095	$49,184
Title examination expense	4,853	5,500	5,289	6,495	5,981	5,146	3,709	3,425	2,000
Provision for claims	3,249	6,807	6,685	4,594	4,611	6,310	4,665	1,154	3,959
Personnel costs	43,464	53,954	62,410	78,306	77,793	73,233	60,481	48,432	40,569
Other operating expenses	14,165	17,181	21,693	26,912	22,754	23,637	20,656	26,172	15,439
Goodwill impairment	—	—	—	—	—	—	33,746	31,461	—
Long-lived asset impairment	—	—	—	—	—	—	—	32,027	181
Total operating expenses	$136,069	$148,623	$187,673	$187,637	$171,741	$182,964	$188,398	$203,766	$111,332

Loss from operations	$(8,273)	$(18,637)	$(25,091)	$(49,958)	$(59,534)	$(59,220)	$(80,542)	$(107,392)	$(36,964)

Other income (expense):
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	(4,478)	11,169	13,900	5,193	1,438	786	15
Interest expense	(3,360)	(4,451)	(4,531)	(4,519)	(4,207)	(4,489)	(4,584)	(4,800)	(4,989)
Loss before income taxes	$(11,633)	$(23,088)	$(34,100)	$(43,308)	$(49,841)	$(58,516)	$(83,688)	$(111,406)	$(41,938)

Income tax expense	(125)	(211)	(170)	(421)	(185)	(136)	(425)	1,988	(185)
Net loss	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)	$(109,418)	$(42,123)

Reconciliation of GAAP to Non-GAAP Measures
The following tables present our reconciliation of GAAP measures to non-GAAP measures for the historical periods indicated.
Retained premiums and fees

	Three Months Ended
(Unaudited - in thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Revenue	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856	$96,374	$74,368
Minus:
Premiums retained by Third-Party Agents	70,338	65,181	91,596	71,330	60,602	74,638	65,141	61,095	49,184
Retained premiums and fees	$57,458	$64,805	$70,986	$66,349	$51,605	$49,106	$42,715	$35,279	$25,184
Minus:
Direct labor	17,979	20,902	23,948	26,787	27,798	23,890	20,220	14,665	12,937
Provision for claims	3,249	6,807	6,685	4,594	4,611	6,310	4,665	1,154	3,959
Depreciation and amortization	2,707	3,021	1,978	2,615	3,236	3,747	4,251	4,785	3,075
Other direct costs(1)	7,109	7,561	10,073	10,322	8,826	8,016	6,224	5,478	3,817
Gross Profit	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355	$9,197	$1,396

__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.
Adjusted gross profit

	Three Months Ended
(Unaudited - in thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Gross Profit	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355	$9,197	$1,396
Adjusted for:
Depreciation and amortization	2,707	3,021	1,978	2,615	3,236	3,747	4,251	4,785	3,075
Adjusted Gross Profit	$29,121	$29,535	$30,280	$24,646	$10,370	$10,890	$11,606	$13,982	$4,471

Adjusted EBITDA

	Three Months Ended
(Unaudited - in thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Net loss (GAAP)	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)	$(109,418)	$(42,123)
Adjusted for:
Depreciation and amortization	2,707	3,021	1,978	2,615	3,236	3,747	4,251	4,785	3,075
Interest expense	3,360	4,451	4,531	4,519	4,207	4,489	4,584	4,800	4,989
Income taxes	125	211	170	421	185	136	425	(1,988)	185
EBITDA	$(5,566)	$(15,616)	$(27,591)	$(36,174)	$(42,398)	$(50,280)	$(74,853)	$(101,821)	$(33,874)
Adjusted for:
Stock-based compensation	2,289	3,713	3,004	11,040	11,393	8,255	7,746	6,293	5,697
Severance and interim salary costs	—	—	—	—	—	3,828	4,567	11,218	6,420
Goodwill impairment	—	—	—	—	—	—	33,746	31,461	—
Long-lived asset impairment	—	—	—	—	—	—	—	32,027	181
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	4,478	(11,169)	(13,900)	(5,193)	(1,438)	(786)	(15)
Accelerated contract expense	—	—	—	—	—	—	—	5,221	—
Adjusted EBITDA	$(3,277)	$(11,903)	$(20,109)	$(36,303)	$(44,905)	$(43,390)	$(30,232)	$(16,387)	$(21,591)